Exhibit 99.1

MarkWest Energy Partners, L.P.	Contact:	Frank Semple, Chairman, President & CEO
1515 Arapahoe Street		Nancy Buese, Senior VP and CFO
Tower 2, Suite 700		Dan Campbell, VP of Finance & Treasurer
Denver, CO 80202	Phone:	(866) 858-0482
	E-mail:	investorrelations@markwest.com

MarkWest Energy Partners Reports Second Quarter Financial Results

DENVER—August 9, 2010—MarkWest Energy Partners, L.P. (NYSE: MWE) (the Partnership) today reported quarterly cash available for distribution to common unitholders, or distributable cash flow (DCF), of $52.9 million for the three months ended June 30, 2010, and $117.2 million for the six months ended June 30, 2010.  DCF for the three months and six months ended June 30, 2010, represents 116 percent and 128 percent coverage, respectively, of the cash distributions declared for those periods. As a Master Limited Partnership, cash distributions to common unitholders are largely determined based on DCF. A reconciliation of DCF to net income (loss), the most directly comparable GAAP financial measure, is provided within the financial tables of this press release.

The Partnership reported Adjusted EBITDA of $72.7 million for the three months ended June 30, 2010, and $161.1 million for the six months ended June 30, 2010. MarkWest believes the presentation of Adjusted EBITDA provides useful information because it is commonly used by investors in Master Limited Partnerships to assess financial performance and operating results of ongoing business operations.  A reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure, is provided within the financial tables of this press release.

The Partnership reported income before provision for income tax for the three months and six months ended June 30, 2010, of $83.0 million and $113.4 million, respectively. Income before provision for income tax includes non-cash gains associated with the change in mark-to-market of derivative instruments of $65.8 million and $65.4 million for the three and six months ended June 30, 2010, respectively.  Excluding non-cash gains associated with the change in mark-to-market of derivative instruments, income before provision for income tax for the three and six months ended June 30, 2010, would have been $17.2 million and $48.0 million, respectively.

“We are very pleased with our mid-year results which reflect the strong performance of our core assets and the continued ramp up of our Liberty operations in the Marcellus,” said Frank Semple, Chairman, President and Chief Executive Officer of MarkWest. “Our year-over-year gathered volumes have significantly increased despite the relatively depressed gas price environment during that period and the continued flattening of the forward price curve.  This growth in volumes was driven by the strength and diversity of our operations in some of the best resource plays in the United States.  Since the end of the first quarter, we have also significantly improved our liquidity and capital flexibility with a $142 million equity offering and a $705 million refinancing of our secured credit facility. The combination of high-quality core assets, significant organic growth opportunities, balance sheet strength, and solid distribution coverage puts MarkWest in a very good position to provide long-term distribution growth and total returns for our unitholders.”

SECOND QUARTER 2010 HIGHLIGHTS

Capital Markets

•                  On April 6, 2010, the Partnership completed a public equity offering of approximately 4.9 million common units.  The net proceeds from the offering of approximately $142.3 million will be used to fund a portion of the Partnership’s 2010 growth capital program and to repay borrowings under its revolving credit facility.

•                  Moody’s Investors Service and Standard & Poor’s Ratings Services upgraded the Partnership’s credit ratings to Ba3 and BB-, respectively.  In addition, Fitch Ratings initiated credit rating coverage on the Partnership with a BB rating.  The primary drivers behind the ratings actions include the Partnership’s successful track record in executing its growth strategy, improved liquidity and strengthened balance sheet, increased fee-based operating margin, and the Partnership’s commitment to issuing equity.

•                  Subsequent to the end of the quarter, the Partnership executed a $700 million senior secured revolving credit facility that matures in July 2015.  The new credit facility provides additional financial flexibility, lowers the Partnership’s borrowing costs, and maintains key financial covenants substantially unchanged from the previous $435.6 million credit facility.  On July 29, 2010, the Partnership amended the credit facility to include an additional member in the bank group and to exercise a portion of the accordion feature, thereby increasing the borrowing capacity to $705 million.  As a result of the revolver refinancing, the Partnership currently has available liquidity of more than $670 million to fund its strategic projects.

Business Development

•                  On April 15, 2010, MarkWest Liberty announced the expansion of its Majorsville processing complex in northern West Virginia to approximately 270 million cubic feet per day (MMcf/d). The natural gas liquids (NGL) produced at Majorsville will be connected via pipeline to MarkWest Liberty’s Houston, Pennsylvania NGL fractionation, storage, and marketing complex.  When combined with the processing facilities currently operating or under construction at the Houston complex, MarkWest Liberty’s total processing capacity in the Marcellus will be approximately 625 MMcf/d by the end of 2011.  MarkWest Liberty also announced the expanded design capacity of its fractionation facility at the Houston complex to 60,000 barrels per day.

•                  On April 26, 2010, MarkWest Liberty and NiSource Gas Transmission & Storage (NGT&S) announced their intent to jointly develop natural gas gathering, processing, and transmission projects to support increased Marcellus production volumes in the northern West Virginia area of the Appalachian Basin. The joint project would initially include existing and new pipelines that deliver gas to NGT&S’ Smithfield, West Virginia, compressor station where MarkWest Liberty would install a 120 MMcf/d cryogenic processing facility by late 2011.  MarkWest Liberty would complement these processing facilities with fractionation services provided at its Houston, Pennsylvania NGL fractionation, storage, and marketing complex to take advantage of the premium regional markets and to maximize the value of the producers’ gas.

•                  On June 1, 2010, MarkWest Liberty and Sunoco Logistics Partners L.P. (NYSE: SXL) announced their intent to develop a combined pipeline and marine project for ethane produced in the Marcellus Shale Basin. The Mariner Project would have initial capacity to transport up to 50,000 barrels per day of ethane to Gulf Coast markets as soon as the second quarter of 2012 and could be scaled to transport higher volumes to support additional ethane production in the Marcellus region.  MarkWest Liberty has been working with key producers and petrochemical consumers since late 2009 and the project has the support of key producers including Range Resources Corporation (NYSE: RRC) and Chesapeake Energy Corporation (NYSE:CHK).

Financial Results

Balance Sheet

•                  At June 30, 2010, the Partnership had $54.9 million of cash and cash equivalents in wholly owned subsidiaries and $353.6 million available for borrowing under its $435.6 million revolving credit facility.

Operating Results

•                  Operating income before items not allocated to segments for the three months ended June 30, 2010, was $102.1 million compared to segment operating income of $70.9 million in the same period in 2009. This increase is primarily attributable to higher commodity prices compared to the prior year quarter, an increase in throughput volumes and NGL sales in certain business units, and a larger contribution from the Liberty segment.

•                  Operating income before items not allocated to segments does not include realized gain (loss) on commodity derivative instruments.  Realized losses on commodity derivative instruments were $(11.4) million in the second quarter of 2010 compared to realized gains on commodity derivative instruments of $4.3 million in the second quarter of 2009.

Growth Capital Expenditures

•                  For the three months and six months ended June 30, 2010, the Partnership’s portion of growth capital expenditures was $85.7 million and $145.1 million, respectively.

2010 DCF AND GROWTH CAPITAL FORECAST

The Partnership updated its 2010 DCF forecast to a range of $210 million to $230 million based on forecasted operational volumes, derivative instruments currently outstanding, three-year historical price correlation between crude oil and NGLs for the remainder of 2010, and a reasonable range of price estimates for crude oil and natural gas.  The midpoint of this range of forecasted DCF provides for approximately 120 percent coverage of the Partnership’s full-year distribution based on current quarterly distributions and common units outstanding.  A sensitivity analysis for forecasted 2010 DCF is provided within the tables of this press release.

Forecasted growth capital expenditures for 2010 are unchanged in a range of $300 million to $350 million and maintenance capital for 2010 is currently forecasted in a range of $10 million to $15 million.

CONFERENCE CALL

The Partnership will host a conference call and webcast on Tuesday, August 10, 2010, at 4:00 p.m. Eastern Time to review its second quarter 2010 financial results.  Interested parties can participate in the call by dialing (888) 469-1569, passcode “MarkWest”, approximately ten minutes prior to the scheduled start time.  To access the webcast, please visit the Investor Relations section of the Partnership’s website at www.markwest.com.  A replay of the conference call will be available on the MarkWest website or by dialing (800) 944-7880 (no passcode required).

###

MarkWest Energy Partners, L.P. is a master limited partnership engaged in the gathering, transportation, and processing of natural gas; the transportation, fractionation, marketing, and storage of natural gas liquids; and the gathering and transportation of crude oil. MarkWest has extensive natural gas gathering, processing, and transmission operations in the southwest, Gulf Coast, and northeast regions of the United States, including the Marcellus Shale, and is the largest natural gas processor in the Appalachian region.

This press release includes “forward-looking statements.”  All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements.  Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.  The forward-looking statements involve risks and uncertainties that affect our operations, financial performance, and other factors as discussed in our filings with the Securities and Exchange Commission.  Among the factors that could cause results to differ materially are those risks discussed in the periodic reports we file with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2009, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010.  You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.”  We do not undertake any duty to update any forward-looking statement except as required by law.

MarkWest Energy Partners, L.P.

Financial Statistics

(unaudited, in thousands, except per unit data)

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009
Statement of Operations Data
Revenue:
Revenue	$276,948	$185,000	$592,563	$368,367
Derivative gain (loss)	46,902	(83,235)	39,666	(74,931)
Total revenue	323,850	101,765	632,229	293,436

Operating expenses:
Purchased product costs	128,123	80,652	272,419	182,966
Derivative (gain) loss related to purchased product costs	(8,392)	2,625	4,997	32,138
Facility expenses	37,427	32,336	75,332	63,780
Derivative loss (gain) related to facility expenses	934	(854)	128	(1,225)
Selling, general and administrative expenses	16,419	14,861	37,927	30,788
Depreciation	29,818	23,414	58,005	44,357
Amortization of intangible assets	10,193	10,212	20,386	20,445
Loss on disposal of property, plant and equipment	188	70	179	799
Accretion of asset retirement obligations	69	44	212	91
Impairment of long-lived assets	—	5,855	—	5,855
Total operating expenses	214,779	169,215	469,585	379,994

Income (loss) from operations	109,071	(67,450)	162,644	(86,558)

Other income (expense):
Earnings from unconsolidated affiliates	1,585	1,196	1,517	1,091
Interest income	377	60	763	101
Interest expense	(25,755)	(22,742)	(49,537)	(40,524)
Amortization of deferred financing costs and discount (a component of interest expense)	(2,280)	(2,046)	(4,892)	(3,437)
Derivative gain related to interest expense	—	—	1,871	—
Miscellaneous (expense) income, net	(9)	2,383	1,053	1,721
Income (loss) before provision for income tax	82,989	(88,599)	113,419	(127,606)

Provision for income tax expense (benefit):
Current	923	323	6,721	6,576
Deferred	15,098	(19,726)	13,726	(35,317)
Total provision for income tax	16,021	(19,403)	20,447	(28,741)

Net income (loss)	66,968	(69,196)	92,972	(98,865)

Net (income) loss attributable to non-controlling interest	(6,751)	1,690	(11,245)	1,710

Net income (loss) attributable to the Partnership	$60,217	$(67,506)	$81,727	$(97,155)

Net income (loss) attributable to the Partnership’s common unitholders per common unit:
Basic	$0.84	$(1.18)	$1.18	$(1.71)
Diluted	$0.84	$(1.18)	$1.18	$(1.71)

Weighted average number of outstanding common units:
Basic	71,111	57,603	68,795	57,207
Diluted	71,298	57,603	68,889	57,207

Cash Flow Data
Net cash flow provided by (used in):
Operating activities	$16,276	$23,027	$130,636	$114,847
Investing activities	$(157,813)	$(150,746)	$(252,843)	$(325,797)
Financing activities	$171,233	$152,173	$159,326	$264,084

Other Financial Data
Distributable cash flow	$52,905	$39,938	$117,248	$88,853
Adjusted EBITDA	$72,683	$61,077	$161,145	$141,780

	June 30, 2010	December 31, 2009
Balance Sheet Data
Working capital	$95,009	$13,536
Total assets	3,245,381	3,014,737
Total debt	1,164,045	1,170,072
Total equity	1,649,196	1,379,393

MarkWest Energy Partners, L.P.

Operating Statistics

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009
Southwest
East Texas
Gathering systems throughput (Mcf/d)	438,700	463,900	433,900	457,400
NGL product sales (gallons)	61,887,500	64,692,600	126,083,300	113,062,600

Oklahoma
Foss Lake gathering system throughput (Mcf/d)	70,600	93,300	72,400	92,900
Stiles Ranch gathering system throughput (Mcf/d)	106,100	91,000	111,800	92,200
Grimes gathering system throughput (Mcf/d)	8,000	10,000	8,000	10,400
Arapaho NGL product sales (gallons)	30,093,800	31,697,300	59,537,100	59,130,100
Southeast Oklahoma gathering system throughput (Mcf/d)	539,400	403,300	518,100	411,100
Arkoma Connector Pipeline throughput (Mcf/d) (1)	387,500	N/A	372,700	N/A

Other Southwest
Appleby gathering system throughput (Mcf/d)	31,600	49,000	33,100	53,300
Other gathering systems throughput (Mcf/d) (2)	8,700	10,800	8,800	10,800

Northeast
Appalachia (3)
Natural gas processed (Mcf/d)	199,900	197,100	196,400	197,900

Keep-whole sales (gallons)	30,815,000	33,255,100	76,587,400	84,233,000
Percent-of-proceeds sales (gallons)	30,118,700	20,180,700	57,123,600	39,543,800
Total NGL product sales (gallons) (4)	60,933,700	53,435,800	133,711,000	123,776,800

Michigan
Crude oil transported for a fee (Bbl/d)	12,100	12,500	12,500	12,600

Liberty
Gathering system throughput (Mcf/d)	128,500	43,400	114,800	38,500
NGL product sales (gallons)	23,462,500	7,053,000	44,992,700	8,436,200

Gulf Coast
Javelina
Refinery off-gas processed (Mcf/d)	118,800	124,800	116,100	114,600
Liquids fractionated (Bbl/d)	22,800	25,200	22,700	22,600

(1)	We began commercial operation of the Arkoma Connector Pipeline in July 2009.
(2)	Excludes lateral pipelines where revenue is not based on throughput.
(3)	Includes throughput from the Kenova, Cobb, and Boldman processing plants.
(4)

Represents sales at the Siloam NGL fractionation plant. The total sales exclude 12,648,600 gallons and 5,136,900 gallons sold by the Northeast on behalf of Liberty for the three months ended June 30, 2010 and 2009, respectively, and 23,305,800 gallons and 6,520,000 gallons sold for the six months ended June 30, 2010 and 2009, respectively.

MarkWest Energy Partners, L.P.

Operating Income before Items not Allocated to Segments and Reconciliation to GAAP Financial Measure

(unaudited, in thousands)

Three months ended June 30, 2010	Southwest	Northeast	Liberty	Gulf Coast	Total
Revenue	$155,043	$81,322	$18,738	$21,845	$276,948

Operating expenses:
Purchased product costs	71,389	56,734	—	—	128,123
Facility expenses	19,395	5,062	6,140	9,395	39,992
Total operating expenses before items not allocated to segments	90,784	61,796	6,140	9,395	168,115

Portion of operating income attributable to non-controlling interests	1,556	—	5,208	—	6,764
Operating income before items not allocated to segments	$62,703	$19,526	$7,390	$12,450	$102,069

Three months ended June 30, 2009	Southwest	Northeast	Liberty	Gulf Coast	Total
Revenue	$111,569	$48,619	$10,064	$14,748	$185,000

Operating expenses:
Purchased product costs	46,497	32,080	2,075	—	80,652
Facility expenses	19,577	4,799	4,583	3,163	32,122
Total operating expenses before items not allocated to segments	66,074	36,879	6,658	3,163	112,774

Portion of operating (loss) income attributable to non-controlling interests	(1)	—	1,363	—	1,362
Operating income before items not allocated to segments	$45,496	$11,740	$2,043	$11,585	$70,864

	Three months ended June 30,
	2010	2009

Operating income before items not allocated to segments	$102,069	$70,864
Portion of operating income attributable to non-controlling interests	6,764	1,362
Derivative gain (loss) not allocated to segments	54,360	(85,006)
Compensation expense included in facility expenses not allocated to segments	(286)	(214)
Facility expenses adjustment	2,851	—
Selling, general and administrative expenses	(16,419)	(14,861)
Depreciation	(29,818)	(23,414)
Amortization of intangible assets	(10,193)	(10,212)
Loss on disposal of property, plant and equipment	(188)	(70)
Accretion of asset retirement obligations	(69)	(44)
Impairment of long-lived assets	—	(5,855)
Income (loss) from operations	109,071	(67,450)
Other income (expense):
Earnings from unconsolidated affiliates	1,585	1,196
Interest income	377	60
Interest expense	(25,755)	(22,742)
Amortization of deferred financing costs and discount (a component of interest expense)	(2,280)	(2,046)
Miscellaneous (expense) income, net	(9)	2,383
Income (loss) before provision for income tax	$82,989	$(88,599)

MarkWest Energy Partners, L.P.

Operating Income before Items not Allocated to Segments and Reconciliation to GAAP Financial Measure

(unaudited, in thousands)

Six months ended June 30, 2010	Southwest	Northeast	Liberty	Gulf Coast	Total
Revenue	$320,007	$193,170	$37,748	$41,638	$592,563

Operating expenses:
Purchased product costs	146,014	123,821	2,584	—	272,419
Facility expenses	39,884	9,287	13,453	15,090	77,714
Total operating expenses before items not allocated to segments	185,898	133,108	16,037	15,090	350,133

Portion of operating income attributable to non-controlling interests	3,056	—	8,845	—	11,901
Operating income before items not allocated to segments	$131,053	$60,062	$12,866	$26,548	$230,529

Six months ended June 30, 2009	Southwest	Northeast	Liberty	Gulf Coast	Total
Revenue	$216,175	$110,211	$16,720	$25,261	$368,367

Operating expenses:
Purchased product costs	97,031	83,034	2,901	—	182,966
Facility expenses	37,702	9,964	7,122	8,434	63,222
Total operating expenses before items not allocated to segments	134,733	92,998	10,023	8,434	246,188

Portion of operating income attributable to non-controlling interests	27	—	1,643	—	1,670
Operating income before items not allocated to segments	$81,415	$17,213	$5,054	$16,827	$120,509

	Six months ended June 30,
	2010	2009

Operating income before items not allocated to segments	$230,529	$120,509
Portion of operating income attributable to non-controlling interests	11,901	1,670
Derivative gain (loss) not allocated to segments	34,541	(105,844)
Compensation expense included in facility expenses not allocated to segments	(1,008)	(558)
Facility expenses adjustment	3,390	—
Selling, general and administrative expenses	(37,927)	(30,788)
Depreciation	(58,005)	(44,357)
Amortization of intangible assets	(20,386)	(20,445)
Loss on disposal of property, plant and equipment	(179)	(799)
Accretion of asset retirement obligations	(212)	(91)
Impairment of long-lived assets	—	(5,855)
Income (loss) from operations	162,644	(86,558)
Other income (expense):
Earnings from unconsolidated affiliates	1,517	1,091
Interest income	763	101
Interest expense	(49,537)	(40,524)
Amortization of deferred financing costs and discount (a component of interest expense)	(4,892)	(3,437)
Derivative gain related to interest expense	1,871	—
Miscellaneous income, net	1,053	1,721
Income (loss) before provision for income tax	$113,419	$(127,606)

MarkWest Energy Partners, L.P.

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures

Distributable Cash Flow

(unaudited, in thousands)

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009

Net income (loss)	$66,968	$(69,196)	$92,972	$(98,865)
Depreciation, amortization, impairment, and other non-cash operating expenses	40,346	39,673	78,938	71,703
Amortization of deferred financing costs	2,280	2,046	4,892	3,437
Non-cash earnings from unconsolidated affiliates	(1,585)	(1,196)	(1,517)	(1,091)
Distributions from (contributions to) unconsolidated affiliates	1,155	—	1,155	(4,984)
Non-cash compensation expense	1,113	745	5,009	2,619
Non-cash derivative activity	(65,786)	89,205	(65,392)	154,907
Provision for income tax - deferred	15,098	(19,726)	13,726	(35,317)
Cash adjustment for non-controlling interest of consolidated subsidiaries	(6,442)	(1,031)	(11,043)	(1,236)
Other	2,234	410	1,820	671
Maintenance capital expenditures	(2,476)	(992)	(3,312)	(2,991)
Distributable cash flow	$52,905	$39,938	$117,248	$88,853

Maintenance capital expenditures	$2,476	$992	$3,312	$2,991
Growth capital expenditures and equity investments	155,462	150,854	249,948	322,781
Total capital expenditures and equity investments	$157,938	$151,846	$253,260	$325,772

Distributable cash flow	$52,905	$39,938	$117,248	$88,853
Maintenance capital expenditures	2,476	992	3,312	2,991
Changes in receivables and other assets	(22,326)	(34,691)	(13,013)	5,021
Changes in accounts payable, accrued liabilities and other long-term liabilities	(22,372)	14,025	8,217	7,734
Derivative instrument premium payments, net of amortization	530	1,418	1,094	2,634
Contributions to unconsolidated affiliates	—	—	—	4,984
Cash adjustment for non-controlling interest of consolidated subsidiaries	6,442	1,031	11,043	1,236
Other	(1,379)	314	2,735	1,394
Net cash provided by operating activities	$16,276	$23,027	$130,636	$114,847

MarkWest Energy Partners, L.P.

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures

Adjusted EBITDA

(unaudited, in thousands)

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009

Net income (loss)	$66,968	$(69,196)	$92,972	$(98,865)
Non-cash compensation expense	1,113	745	5,009	2,619
Non-cash derivative activity	(65,786)	89,205	(64,590)	154,907
Interest expense (1)	25,769	24,788	49,975	43,961
Depreciation, amortization, impairment, and other non-cash operating expenses	40,346	39,673	78,938	71,703
Provision for income tax	16,021	(19,403)	20,447	(28,741)
Adjustment for cash flow from unconsolidated affiliates	(429)	(1,196)	(361)	(113)
Adjustment related to non-wholly owned subsidiaries	(10,897)	(3,539)	(20,765)	(3,691)
Other	(422)	—	(480)	—
Adjusted EBITDA	$72,683	$61,077	$161,145	$141,780

(1)	includes derivative activity related to interest expense and reclassification of interest expense related to the Steam Methane Reformer.

MarkWest Energy Partners, L.P.

Distributable Cash Flow Sensitivity Analysis

(unaudited, in millions)

MarkWest periodically estimates the effect on DCF resulting from its hedge program, changes in crude oil and natural gas prices, and the correlation of natural gas liquids (NGL) prices to crude oil.  The table below reflects MarkWest’s estimate of the range of DCF for 2010 at the noted crude oil prices.  The analysis assumes various combinations of crude oil prices and the ratio of crude oil to gas based on three NGL correlation scenarios, including:

a.               The historical average NGL correlation to crude over the past three years.

b.              One standard deviation above the historical average NGL correlation to crude over the past three years.

c.               One standard deviation below the historical average NGL correlation to crude over the past three years.

The analysis further assumes derivative instruments outstanding as of August 2, 2010, and production volumes estimated through December 31, 2010.

The range of stated hypothetical changes in commodity prices considers current and historic market performance.  During the past 10 years, the annual average NGL correlation has ranged between one standard deviation below the historical average and one standard deviation above the historical average.

Estimated Range of 2010 DCF

		Crude Oil to Gas Ratio
Crude Oil Price	NGL Correlation	22:1	20:1	18:1	16:1	14:1
	One standard deviation above historical average	$284	$283	$281	$279	$276
$100	Historical average	$257	$255	$254	$252	$249
	One standard deviation below historical average	$229	$228	$226	$224	$222
	One standard deviation above historical average	$271	$270	$269	$267	$264
$90	Historical average	$247	$245	$244	$242	$240
	One standard deviation below historical average	$222	$221	$219	$217	$216
	One standard deviation above historical average	$258	$257	$256	$254	$252
$80	Historical average	$236	$235	$234	$232	$230
	One standard deviation below historical average	$214	$213	$212	$210	$209
	One standard deviation above historical average	$248	$247	$245	$244	$242
$70	Historical average	$228	$227	$226	$225	$223
	One standard deviation below historical average	$209	$208	$207	$205	$204
	One standard deviation above historical average	$237	$236	$235	$234	$232
$60	Historical average	$220	$219	$218	$217	$216
	One standard deviation below historical average	$204	$203	$202	$201	$199

The table is based on current information, expectations, and beliefs concerning future developments and their potential effects, and does not consider actions MarkWest management may take to mitigate exposure to changes.  Nor does the table consider the effects that such hypothetical adverse changes may have on overall economic activity.  Historical prices and correlations do not guarantee future results.

Although MarkWest believes the expectations reflected in this analysis are reasonable, MarkWest can give no assurance that such expectations will prove to be correct and readers are cautioned that projected performance, results, or distributions may not be achieved.  Actual changes in market prices, and the correlation between crude oil and NGL prices, may differ from the assumptions utilized in the analysis.  Actual results, performance, distributions, volumes, events, or transactions could vary significantly from those expressed, considered, or implied in this analysis.  All results, performance, distributions, volumes, events, or transactions are subject to a number of uncertainties and risks. Those uncertainties and risks may not be factored into or accounted for in this analysis.  Readers are urged to carefully review and consider the cautionary statements and disclosures made in MarkWest’s periodic reports filed with the SEC, specifically those under the heading “Risk Factors.”